Exhibit 99.8

PRIVATE & CONFIDENIAL Execution Version

AMENDMENT AGREEMENT

dated 1 March 2022

BETWEEN

RY ELEVATE INC.

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Arranger

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Facility Agent and as Security Agent

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THIS AGREEMENT is dated 1 March 2022 and is made between:

(1)	RY ELEVATE INC., a BVI business company incorporated under the laws of the British Virgin Islands with limited liability, with its registered office at Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands and with company number 2064882 (the Borrower);

(2)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability, as mandated lead arranger (the Arranger);

(3)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability, as lender (the Original Lender);

(4)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability, as agent of the other Finance Parties (the Facility Agent); and

(5)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability, as security agent and trustee for the Finance Parties (the Security Agent).

BACKGROUND:

(A)	The Parties (as defined below) enter into this Agreement in connection with the Original Facility Agreement (as defined below).

(B)	The Parties intend that this Agreement will amend the Original Facility Agreement on the date of this Agreement in connection with certain amendments to the Merger Documents and Interim Investors Agreement. Save as amended and supplemented herein, all terms and conditions of the Original Facility Agreement (as amended and supplemented by this Agreement) shall remain unchanged and shall be binding and have full force and effect.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Amended Facility Agreement means the Original Facility Agreement as amended by this Agreement.

Original Facility Agreement means the facility agreement originally dated 28 October 2021 entered into between, among others, the Borrower, the Arranger, the Original Lender, the Facility Agent and the Security Agent.

Party means a party to this Agreement.

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1.2	Construction

(a)	Unless otherwise expressly defined in this Agreement or the context otherwise requires, words and expressions defined in the Original Facility Agreement have the same meaning in this Agreement.

(b)	Save as set out in this Agreement, the provisions of clause 1.2 (Construction) and clause 1.5 (Third party rights) of the Original Facility Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

1.3	Finance Document

This Agreement is designated as a Finance Document by the Facility Agent and the Borrower.

2.	Amendments to the Original FACILITY Agreement

2.1	Amended Facility Agreement

For the purposes of Clause 32 (Amendments and Waivers) of the Original Facility Agreement, the Parties agree that the Original Facility Agreement be varied and amended by this Agreement on and from the date of this Agreement as set out in Schedule 1 (Amendments to Original Facility Agreement).

2.2	Continuation

(a)	On and from the date hereof, the Original Facility Agreement and this Agreement shall be read and construed as one document.

(b)	Except as otherwise provided in this Agreement, the Original Facility Agreement and the other Finance Documents remain in full force and effect.

(c)	Save as expressly provided in this Agreement, nothing in this Agreement shall constitute or be construed as a waiver or compromise of any term or condition of the Finance Documents or of the rights of any Finance Party in relation to the Finance Documents.

(d)	On and from the date hereof, references in the Original Facility Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Original Facility Agreement shall be construed as a reference to the Amended Facility Agreement or a provision of the Amended Facility Agreement, as applicable.

3.	Representations

The Borrower:

(a)	confirms to each Finance Party that on the date of this Agreement the Repeating Representations are true; and

(b)	makes each Repeating Representation on the date of this Agreement as if references to the Original Facility Agreement and Finance Documents are construed as references to this Agreement, the Amended Facility Agreement and the Finance Documents,

in each case, each Repeating Representation is applied to the facts and circumstances then existing.

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4.	Miscellaneous

4.1	Incorporation

The provisions of clauses 28 (Notices), 30 (Partial Invalidity) and 32 (Amendments and Waivers), of the Original Facility Agreement shall apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	Governing Law and enforcement

5.1	Governing Law

This Agreement is governed by Hong Kong law.

5.2	Enforcement

Clause 36 (Enforcement) of the Original Facility Agreement shall apply to this Agreement as though it was set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

AMENDMENTS TO ORIGINAL Facility AGREEMENT

Terms defined in or construed for the purposes of the Original Facility Agreement have the same meaning when used in this Schedule unless given a different meaning herein.

No.	Clause Reference	Provisions in the Original Facility Agreement	Amendments to the Original Facility Agreement
1.	Definition of “Amendment Agreement” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facility Agreement.

The following definition shall be added after the definition of “Affiliate” in Clause 1.1 (Definitions).

Amendment Agreement means the amendment agreement to this Agreement dated 1 March 2022 between, among others, the Borrower, the Arranger, the Original Lender, the Facility Agent and the Security Agent.

2.	Paragraph (a)(iii) of the definition of Definition of “Availability Period” in Clause 1.1 (Definitions)

Availability Period means:

(a) in respect of a Utilisation to be applied in accordance with subparagraph (a)(i) or (a)(ii) or paragraph (b) of Clause 3.1 (Purpose), the period from and including the Signing Date to and including the earliest of:

……

(iii) 21 June 2022, subject to an extension of a further twelve (12) Months from the date of the Supplemental Commitment Letter provided that credit approval for the issue of the Supplemental Commitment Letter has been obtained by the Arranger,

Paragraph (a)(iii) of the definition of “Availability Period” shall be removed in its entirety and be replaced with the following:

(a)(iii) the date falling 12 months from the date of the Amendment Agreement,

3.	Definition of “Bidco Facilities Agreement” in Clause 1.1 (Definitions)	Bidco Facilities Agreement means the up to US$1,825,000,000 facilities agreement dated 21 October 2021 entered into between, among others, Bidco as the borrower and China Merchants Bank Co., Ltd. Shanghai Branch (招商银行股份有限公司上海分行) as facility agent and security agent.

The definition of “Bidco Facilities Agreement” shall be removed in its entirety and be replaced with the following:

Bidco Facilities Agreement means the up to US$1,875,000,000 facilities agreement dated 21 October 2021 entered into between, among others, Bidco as the borrower and China Merchants Bank Co., Ltd. Shanghai Branch (招商银行股份有限公司上海分行) as facility agent and security agent, as amended, restated, supplemented or otherwise modified from time to time.

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4.	Definition of “Finance Document” in Clause 1.1 (Definitions)

Finance Document means:

(a)       this Agreement;

(b)       any Security Document;

(c)       any Utilisation Request;

(d)       the Fee Letter; and

(e)       any other document designated as such by the Facility Agent and the Borrower.

The definition of “Finance Document” shall be removed in its entirety and be replaced with the following:

Finance Document means:

(a)       this Agreement;

(b)       the Amendment Agreement;

(c)       any Security Document;

(d)       any Utilisation Request;

(e)       the Fee Letter; and

(f)       any other document designated as such by the Facility Agent and the Borrower.

5.	Definition of “Management Support Agreement” in Clause 1.1 (Definitions)	Management Support Agreement means the support agreement dated 21 June 2021 by, among others, Bidco, the Founder, the Parent, the Borrower, Kathleen Chien and LLW Holding Ltd., which provides, among other things, that the applicable shares in the Target held by the Continuing Shareholders (as defined therein) shall survive and continue as shares in the surviving company following the Merger.

The definition of “Management Support Agreement” shall be removed in its entirety and be replaced with the following:

Management Support Agreement means the support agreement dated 21 June 2021 by, among others, Bidco, the Founder, the Parent, the Borrower, Kathleen Chien and LLW Holding Ltd., which provides, among other things, that the applicable shares in the Target held by the Continuing Shareholders (as defined therein) shall survive and continue as shares in the surviving company following the Merger, as amended, restated, supplemented or otherwise modified from time to time.

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6.	Definition of “Merger Documents” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facility Agreement.

The following definition shall be added after the definition of “Merger Agreement” in Clause 1.1 (Definitions).

Merger Documents means:

(a)       the Merger Agreement;

(b)       Management Support Agreement;

(c)       Recruit Support Agreement; and

(d)       any other documents designated as such by the Borrower and the Facility Agent (including any disclosure letter).

7.	Definition of “Recruit Support Agreement” in Clause 1.1 (Definitions)	Recruit Support Agreement means the support agreement dated 21 June 2021 among the Borrower, Bidco, Recruit and the other parties thereto.

The definition of “Recruit Support Agreement” shall be removed in its entirety and be replaced with the following:

Recruit Support Agreement means the support agreement dated 21 June 2021 among the Borrower, Bidco, Recruit and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

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8.	Paragraph 5(f) of Schedule 2 (Conditions Precedent)

……

(f) Evidence that the equity contribution (by way of the Borrower rolling over its existing shares in the Target) is not less than 65 per cent. of the aggregate amount of the capital contribution required to be injected by the Borrower to the Target pursuant to the Share Subscription Agreement (the “Required Equity Contribution Proportion”) provided that to the extent that the Shareholders’ Agreement or Funds Flow Statement contains all necessary information for the Facility Agent to ascertain the Required Equity Contribution Proportion requirement has been complied with, this condition precedent shall be deemed satisfactory to the Facility Agent provided that, the capital contribution of the Borrower shall be deemed to be equal to (i) the aggregate number of shares set forth in the column titled “Closing Date Shares” opposite the name of the Borrower in Part A of Schedule 1 to the Shareholders’ Agreement, multiplied by (ii) US$79.05.

Paragraph 5(f) shall be removed in its entirety and be replaced with the following:

(f) Evidence that the equity contribution (by way of the Borrower rolling over its existing shares in the Target) is not less than 60 per cent. of the aggregate amount of the capital contribution required to be injected by the Borrower to the Target pursuant to the Share Subscription Agreement and the Management Support Agreement (the “Required Equity Contribution Proportion”) provided that to the extent that the Shareholders’ Agreement or Funds Flow Statement contains all necessary information for the Facility Agent to ascertain the Required Equity Contribution Proportion requirement has been complied with, this condition precedent shall be deemed satisfactory to the Facility Agent provided that, the capital contribution of the Borrower shall be deemed to be equal to (i) the aggregate number of shares set forth in the column titled “Closing Date Shares” opposite the name of the Borrower in Part A of Schedule 1 to the Shareholders’ Agreement, multiplied by (ii) the Per Share Merger Consideration (as defined and set forth in the Merger Agreement, as amended, restated, supplemented or otherwise modified from time to time).

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SIGNATURES

THE BORROWER

RY ELEVATE INC.

By /s/ Rick Yan

Address:	Building 3, No. 1387, Zhang Dong Road, Shanghai 201203, People’s Republic of China

Attention	Wing Fai Rick Yan

Tel:	+86-21-6160-1888

[Signature page to Project Elevate – Founder Facility Agreement Amendment Agreement]

[Signature page to Project Elevate – Founder Facility Agreement Amendment Agreement]

[Signature page to Project Elevate – Founder Facility Agreement Amendment Agreement]

[Signature page to Project Elevate – Founder Facility Agreement Amendment Agreement]

[Signature page to Project Elevate – Founder Facility Agreement Amendment Agreement]